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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

       We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-3) and related Prospectuses of Gentia Software plc for the registration of 2,648,647 of its ordinary shares represented by American Depository Shares and to the incorporation by reference therein of our report dated 30 June , 1999, with respect to the consolidated financial statements of Gentia Software plc included in its Annual Report on Form 20-F for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                                               ERNST & YOUNG

London, England
March 10, 2000